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                            KARRINGTON HEALTH, INC.
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON MAY           , 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    The undersigned holder(s) of common shares of Karrington Health, Inc. (the "Company") hereby constitutes and appoints Richard R. Slager and Pete A. Klisares, or either of them, the Proxy or Proxies of the undersigned, with full power of substitution, to attend the Special Meeting of Shareholders of the
Company to be held on May   , 1999, at             , at   :00 A.M., local time,
and any adjournment(s) thereof, and to vote all of the common shares which the undersigned is entitled to vote at such Special Meeting or at any adjournment(s) thereof:

1. To adopt the Agreement of Merger, as amended, in the form attached as
   Appendices A and B to the proxy materials dated April   , 1999, and to
   approve the Merger contemplated thereby.

                     [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

2. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Special Meeting or any adjournment(s) thereof.

    WHERE A CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 1. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT(S) THEREOF, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS.

                  (Continued, and to be executed and dated on the reverse side.)
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(Continued from other side.)

    All proxies previously given or executed by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of
Special Meeting of Shareholders and Proxy Statement for the May   , 1999
meeting.

                                                Dated: , 1999

                                                --------------------------------
                                                Signature of Shareholder(s)

                                                --------------------------------
                                                Signature of Shareholder(s)

                                                   Please sign exactly as your
                                                name appears hereon. When common
                                                shares are registered in two
                                                names, both shareholders should
                                                sign. When signing as attorney,
                                                executor, administrator,
                                                guardian or trustee, please give
                                                full title as such. If
                                                shareholder is a corporation,
                                                please sign in full corporate
                                                name by President or other
                                                authorized officer. If
                                                shareholder is a partnership,
                                                please sign in partnership name
                                                by authorized person. (Please
                                                note any change of address on
                                                this proxy.)

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KARRINGTON HEALTH, INC. PLEASE FILL IN, SIGN, DATE AND RETURN IT PROMPTLY USING THE
                               ENCLOSED ENVELOPE.